Exhibit 16.1
                                                                  ------------


September 8, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read item 4.01 of Form 8-K, dated September 8, 2004 of Scan-Optics, Inc. and are in agreement with the statements contained in paragraphs 4.01(a) through 4.01(e) and the first sentence of paragraph 4.01(f) all on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                    Very truly yours,

                                                    /s/ Ernst & Young LLP